UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) March 3, 2014

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 3, 2014, Cheryl Scully was appointed Executive Vice President and Chief Financial Officer of AutoNation, Inc. (the “Company”), effective as of March 3, 2014. As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2014, Ms. Scully was appointed Interim Chief Financial Officer (and principal financial officer) of the Company on January 7, 2014.
In connection with Ms. Scully’s appointment as Executive Vice President and Chief Financial Officer, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved a new compensation arrangement for Ms. Scully. Effective March 3, 2014, Ms. Scully will be entitled to receive an annual base salary of $475,000. In addition, Ms. Scully will participate in the 2014 annual incentive program established by the Committee under the AutoNation, Inc. Senior Executive Incentive Plan with a 2014 target award equal to $285,000 (60% of her annual base salary), based on the same performance goals approved by the Committee for the other executive officers of the Company.
Ms. Scully also received a one-time award of 3,612 shares of restricted stock and a one-time award of 44,828 stock options in connection with her promotion and to recognize her service as Interim Chief Financial Officer. She also received a 2014 annual equity award of 40,000 stock options in her role as Executive Vice President and Chief Financial Officer. All 3,612 shares of restricted stock and 51,207 options were granted on March 3, 2014. An additional 11,207 options will be granted on the first trading day of each of June, September, and December 2014. The shares of restricted stock vest in 25% annual increments on each of the first four anniversaries of June 1, 2014. The stock options have or will have an exercise price equal to the closing price per share on the applicable grant date, will vest in 25% annual increments on each of the first four anniversaries of June 1, 2014, and will expire on March 3, 2024.
The Company’s current form of stock option agreement and form of restricted stock agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On March 4, 2014, the Company issued a press release announcing Ms. Scully’s appointment as Executive Vice President and Chief Financial Officer of the Company. A copy of the Company’s press release is attached hereto as Exhibit 99.1.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Form of Stock Option Agreement under the AutoNation, Inc. 2008 Employee Equity and Incentive Plan (for grants in 2014 and thereafter).

10.2	Form of Restricted Stock Agreement under the AutoNation, Inc. 2008 Employee Equity and Incentive Plan (for grants in 2014 and thereafter).

99.1	Press Release of AutoNation, Inc. dated March 4, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	March 7, 2014	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President - General Counsel, Corporate Development and Human Resources